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AB
                                                                    Exhibit 99.1
                                                                    ------------

                                                                    NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis - (212) 308-5800


Commodore Applied Technologies, Inc.

     * Commodore Advanced Sciences, Inc. launches Commodore Sales Solutions business unit in Oak Ridge, TN
               o    Sampling, Monitoring, and Health and Safety Supplies
               o    Cleantech Building Supplies


NEW YORK,  NY - June 13, 2007 - Commodore  Applied  Technologies,  Inc.  (OTCBB:
CXIA), today announced that its wholly owned environmental services subsidiary, Commodore Advanced Sciences, Inc. (CASI), has launched a new business unit named Commodore Sales Solutions (Sales Solutions), specializing in the sale of supplies for environmental sampling, health and safety, environmental monitoring, Cleantech insulation systems and specialized fiberglass building panels, based in Oak Ridge, TN.

Mrs. Cindy Miller, Product Sales and Marketing Manager of Sales Solutions, is a 13-year veteran in supply chain management servicing the Department of Energy
(DOE) and their various subcontractors whom specialize in environmental testing, health and safety, and biological, chemical and radioactive monitoring. Sales Solutions will offer a full spectrum of supplies for all of the sampling and monitoring activities; over 6000 items in all, available on Sales Solution's web-based storefront and direct sales efforts. Additionally, Ms. Miller has expanded Sales Solution's offerings to include Cleantech blown in insulation systems under the trade name Fomo and reinforced fiberglass panels under the trade name Chemlite.




                                     -more-

                                     CASI Launches Sales Solutions Business Unit
                                                                   June 13, 2007
                                                                          Page 2

Mr. Mack Jones, President and Chief Operating Officer stated: "Ms. Miller, and her previous company, has been our chief supplier of our sampling, monitoring and health and safety supplies for many years. We are pleased to be able to incorporate her business unit and its long term reputation for excellence directly into CASI. Ms. Miller will operate Sales Solutions out of our new Oak Ridge, TN facility utilizing its warehouse, IT capabilities and central location as a distribution hub to Sales Solution's clientele in Tennessee."

Sales Solution's Product Sales and Marketing  Manager,  Ms. Cindy Miller stated:
"Sales Solutions will leverage its existing book of business from my historic large business relationships and will now be able to market directly to the small businesses association community (SBA) utilizing CASI's SBA status." Ms. Miller continued: "I am excited to be part of the entrepreneurial and dynamic team of CASI. I believe Sales Solutions will achieve significant revenues by the end of its first year and may display double-digit growth in successive years." Ms. Miller further stated: "The CASI facility in Oak Ridge, TN is well suited to Sales Solution's needs and current book of business in Tennessee, Texas, California, Washington State, Oregon and Ohio."

Chairman and Chief Executive Officer Mr. Shelby Brewer stated: "The addition of Sales Solutions fits nicely with management's organic growth strategy to enhance CASI's profitability. Sales Solutions will be accretive to CASI's bottom line and will further diversify CASI's revenue stream into the non-governmental sectors."


                                     -more-

                                     CASI Launches Sales Solutions Business Unit
                                                                   June 13, 2007
                                                                          Page 3


Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Advanced Sciences, Commodore Solution Technologies and Commodore Government Environmental Technologies. The Commodore companies provide environmental and technical services, environmental monitoring and sampling supplies, specialty Cleantech building supplies and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.



This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-QSB and its annual report on Form 10-K.





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